Exhibit 99.2

Contact:	FOR RELEASE:
Richard E. Moran Jr.	October 30, 2006
Executive Vice President and Chief Financial Officer
(310) 481-8483
or
Tyler H. Rose
Senior Vice President and Treasurer
(310) 481-8484

KILROY REALTY CORPORATION REPORTS

THIRD QUARTER FINANCIAL RESULTS

LOS ANGELES, October 30, 2006 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its third quarter ended September 30, 2006 with net income available for common stockholders of $31.6 million, or $0.98 per share, compared to $14.1 million, or $0.49 per share, in the third quarter of 2005. Revenues from continuing operations in the third quarter totaled $63.1 million, up from $59.3 million in the prior year’s third quarter. Funds from operations (FFO) for the period totaled $26.5 million, or $0.76 per share, compared to $14.2 million, or $0.43 per share, in the year-earlier period.

For the first nine months of 2006, KRC reported net income available to common stockholders of $63.1 million, or $2.03 per share, compared to $25.9 million, or $0.90 per share, in the first nine months of 2005. Revenues from continuing operations in the nine-month period totaled $188.5 million, up from $177.3 million in the same period of 2005. FFO in the first three quarters of 2006 totaled $90.9 million, or $2.69 per share, compared to $55.1 million, or $1.69 per share, in the first three quarters of 2005.

All per-share amounts in this report are presented on a diluted basis.

“Robust conditions for commercial real estate prevail in most Southern California markets today, particularly the coastal regions where KRC concentrates its operations,” said John B. Kilroy, Jr., the company’s president and chief executive officer. “With strong occupancy and rising rental rates in our stabilized portfolio, we remain focused on executing our development program and capitalizing on value-enhancing opportunities among our existing properties.”

KRC currently has five projects under development, all located in high-growth coastal submarkets of San Diego. The five projects encompass eight buildings totaling approximately 1.1 million rentable square feet and are 88% preleased. In the aggregate, they represent a total estimated investment of approximately $364 million, of which $145 million has been spent to date. The company also is redeveloping a 107,000 square-foot property in Los Angeles County with a total estimated incremental investment of approximately $13 million.

Earnings guidance for 2006 will be discussed by KRC management during the company’s October 31, 2006 earnings conference call. The call will begin at 11:00 a.m. pacific time and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (866) 713-8307, reservation #16169922. A replay of the conference call will be available via phone through November 10, 2006 at (888) 286-8010, reservation #19792113 or via the Internet at the company’s website.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. Kilroy Realty currently has an in-process development and redevelopment pipeline of approximately 1.3 million square feet in Los Angeles and San Diego counties. At September 30, 2006, the company owned 7.8 million rentable square feet of commercial office space and 4.2 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.

KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005
Revenues from continuing operations	$63,052	$59,295	$188,455	$177,343
Revenues including discontinued operations	$63,058	$60,338	$199,989	$181,733
Net income available for common stockholders (1)	$31,574	$14,071	$63,073	$25,858
Weighted average common shares outstanding - basic	32,200	28,760	30,906	28,686
Weighted average common shares outstanding - diluted	32,324	28,760	31,044	28,841
Net income per share of common stock - basic	$0.98	$0.49	$2.04	$0.90
Net income per share of common stock - basic	$0.98	$0.49	$2.03	$0.90
Funds From Operations (2), (3)	$26,462	$14,150	$90,874	$55,096
Weighted average common shares/units outstanding - basic (4)	34,570	32,477	33,597	32,452
Weighted average common shares/units outstanding - diluted (4)	34,694	32,635	33,735	32,607
Funds From Operations per common share/unit - basic (4)	$0.77	$0.44	$2.70	$1.70
Funds From Operations per common share/unit - diluted (4)	$0.76	$0.43	$2.69	$1.69
Common shares outstanding at end of period			32,389	28,923
Common partnership units outstanding at end of period			2,329	3,717

Total common shares and units outstanding at end of period			34,718	32,640

			September 30, 2006	September 30, 2005
Stabilized portfolio occupancy rates:
Los Angeles			93.4%	86.4%
Orange County			95.6%	97.5%
San Diego			99.7%	92.7%
Other			92.6%	94.1%

Weighted average total			96.2%	92.8%
Total square feet of stabilized properties owned at end of period:
Office			7,823	7,845
Industrial			4,179	4,661

Total			12,002	12,506

(1)	Net income after minority interests.

(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	September 30, 2006	December 31, 2005
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$315,113	$321,988
Buildings and improvements	1,472,438	1,494,958
Undeveloped land and construction in progress	218,162	137,025

Total real estate held for investment	2,005,713	1,953,971
Accumulated depreciation and amortization	(436,940)	(416,597)

Total real estate assets, net	1,568,773	1,537,374
Cash and cash equivalents	7,750	3,881
Restricted cash	1,302	703
Funds held at qualified intermediary for Section 1031 exchange	43,794	—
Current receivables, net	3,168	5,759
Deferred rent receivables, net	60,535	55,048
Note receivable	11,126	11,213
Deferred leasing costs and other related intangibles, net	48,790	50,074
Deferred financing costs, net	5,754	5,256
Prepaid expenses and other assets	8,807	5,166

TOTAL ASSETS	$1,759,799	$1,674,474

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$463,005	$473,282
Unsecured senior notes	144,000	144,000
Unsecured line of credit	230,000	225,000
Accounts payable, accrued expenses and other liabilities	66,230	134,558
Accrued distributions	19,610	17,856
Rents received in advance, tenant security deposits and deferred revenue	41,462	36,410

Total liabilities	964,307	1,031,106

MINORITY INTERESTS:
7.45% Series A Cumulative Redeemable Preferred unitholders	73,638	73,638
Common unitholders of the Operating Partnership	40,338	50,462

Total minority interests	113,976	124,100

STOCKHOLDERS’ EQUITY:
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	324	289
Additional paid-in capital	670,715	523,609
Deferred compensation	—	(1,998)
Distributions in excess of earnings	(111,105)	(124,214)

Total stockholders’ equity	681,516	519,268

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,759,799	$1,674,474

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005
REVENUES:
Rental income	$56,641	$53,387	$169,142	$159,215
Tenant reimbursements	5,890	5,721	17,657	17,318
Other property income	521	187	1,656	810

Total revenues	63,052	59,295	188,455	177,343

EXPENSES:
Property expenses	11,457	10,720	32,460	29,977
Real estate taxes	4,746	4,020	14,210	12,673
Provision for bad debts	56	(617)	637	783
Ground leases	514	410	1,507	1,258
General and administrative expenses	5,673	18,400	15,322	41,214
Interest expense	10,312	9,570	33,491	28,535
Depreciation and amortization	17,908	16,040	53,263	49,035

Total expenses	50,666	58,543	150,890	163,475

OTHER INCOME AND EXPENSE:
Interest and other income	359	223	841	334
Net settlement receipts on interest rate swaps	299	183	747	143
(Loss) gain on derivative instruments	(324)	115	(580)	479

Total other income and expense	334	521	1,008	956

Income from continuing operations before minority interests	12,720	1,273	38,573	14,824
Minority interests:
Distributions on Cumulative Redeemable
Preferred units	(1,397)	(1,397)	(4,191)	(4,191)
Minority interest in (earnings) loss of Operating Partnership attributable to continuing operations	(601)	296	(2,171)	(397)

Total minority interests	(1,998)	(1,101)	(6,362)	(4,588)

Income from continuing operations	10,722	172	32,211	10,236
Discontinued operations:
Revenues from discontinued operations	6	1,043	11,534	4,390
Expenses from discontinued operations	(444)	(448)	(1,421)	(2,185)
Net gain on disposition of discontinued operations	25,603	17,831	31,259	23,610
Minority interest in earnings of Operating Partnership attributable to discontinued operations	(1,911)	(2,125)	(3,304)	(2,987)

Total income from discontinued operations	23,254	16,301	38,068	22,828

Net income	33,976	16,473	70,279	33,064
Preferred dividends	(2,402)	(2,402)	(7,206)	(7,206)

Net income available for common stockholders	$31,574	$14,071	$63,073	$25,858

Weighted average shares outstanding - basic	32,200	28,760	30,906	28,686
Weighted average shares outstanding - diluted	32,324	28,760	31,044	28,841
Net income per common share - basic	$0.98	$0.49	$2.04	$0.90

Net income per common share - diluted	$0.98	$0.49	$2.03	$0.90

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005
Net income available for common stockholders	$31,574	$14,071	$63,073	$25,858
Adjustments:
Minority interest in earnings of Operating Partnership	2,512	1,829	5,475	3,384
Depreciation and amortization	17,979	16,081	53,585	49,464
Net gain on disposition of discontinued operations	(25,603)	(17,831)	(31,259)	(23,610)

Funds From Operations (1), (2)	$26,462	$14,150	$90,874	$55,096

Weighted average common shares/units outstanding - basic	34,570	32,477	33,597	32,452
Weighted average common shares/units outstanding - diluted	34,694	32,635	33,735	32,607
Funds From Operations per common share/unit - basic	$0.77	$0.44	$2.70	$1.70

Funds From Operations per common share/unit - diluted	$0.76	$0.43	$2.69	$1.69

(1)	Management believes that Funds From Operations (“FFO”) is a useful supplemental measure of the Company’s operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts (“REITs”) may use different methodologies for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective on operating performance not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company’s operating performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs that could materially impact the Company’s results of operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.